Exhibit 1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 13D

(Rule 13d-101)

(Amendment No. 2)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED

PURSUANT TO § 240.13d-1(a) AND

AMENDMENTS THERETO FILED PURSUANT TO § 240.13d-2(a)

RiceBran Technologies

(Name of Issuer)

Common Stock, no par value per share

(Title of Class of Securities)

45677V108

(CUSIP Number)

LF-RB Management LLC	Stephen D. Baksa
720 Fifth Avenue, 10th Floor	2 Woods Lane
New York, New York 10019	Chatham, NJ 45140
(212) 247-0581 Attention: Gary L. Herman	(973) 635-4710

(Name, Address and Telephone Number of Person Authorized to Receive Notices and

Communications)

May 31, 2016

(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note.             Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See § 240.13d-7 for other parties to whom copies are to be sent.

(Continued on following pages)

Page 1 of 13 pages

CUSIP No. 45677V108	13D	Page 2 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) LF-RB Management, LLC	81-1110072

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 952,569 shares
	9	SOLE DISPOSITIVE POWER 0 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 952,569 shares[1]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	9.0%[2]
14	TYPE OF REPORTING PERSON	OO

1 LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock (“Common Stock”) of the Issuer held by the other parties to such Voting Agreement, Stephen D. Baksa and Edward M. Giles under Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of the Voting Agreement (as defined and described in item 4 below) and the other understandings described in Items 4 and 6 below.

2 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016, plus 139,047 shares of Common Stock underlying warrants held by Mr. Baksa exercisable within 60 days of the date hereof.

CUSIP No. 45677V108	13D	Page 3 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Gary L. Herman	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 952,569 shares
	9	SOLE DISPOSITIVE POWER 3,480 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 952,569 shares[3]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	9.0%[4]
14	TYPE OF REPORTING PERSON	IN

3 Includes 3,480 shares directly held by Gary L. Herman and his affiliates. Mr. Herman, as managing member of LF-RB Management LLC, may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by him, the other parties to the Voting Agreement, Stephen D. Baksa and Edward M. Giles under Rule 13d-5 of the Exchange Act, by virtue of the Voting Agreement and the other understandings described in Items 4 and 6 below.

4 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016, plus 139,047 shares of Common Stock underlying warrants held by Mr. Baksa exercisable within 60 days of the date hereof.

CUSIP No. 45677V108	13D	Page 4 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Michael Goose	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Canada

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 952,569 shares
	9	SOLE DISPOSITIVE POWER 0 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 952,569 shares[5]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	9.0%[6]
14	TYPE OF REPORTING PERSON	IN

5 Mr. Goose, as managing member of LF-RB Management LLC, may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by the other parties to the Voting Agreement, Stephen D. Baksa and Edward M. Giles under Rule 13d-5 of the Exchange Act, by virtue of the Voting Agreement and the other understandings described in Items 4 and 6 below

6 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016, plus 139,047 shares of Common Stock underlying warrants held by Mr. Baksa exercisable within 60 days of the date hereof.

CUSIP No. 45677V108	13D	Page 5 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Stephen D. Baksa	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 496,910 shares
	9	SOLE DISPOSITIVE POWER 496,910 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 496,910 shares[7]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	4.7%[8]
14	TYPE OF REPORTING PERSON	IN

7 Represents an aggregate of 357,863 shares of the Issuer’s Common Stock and 139,047 shares of Common Stock underlying Common Stock purchase warrants exercisable within 60 days. This total does not include 51,233 shares of Common Stock owned by trusts for the benefit of Mr. Baksa’s adult children. Mr. Baksa’s wife is the sole trustee of such trusts, and Mr. Baksa disclaims beneficial ownership of such shares. LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by Mr. Baksa under Rule 13d-5 of the Exchange Act by virtue of the understandings described in Items 4 and 6 below.

8 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016, plus 139,047 shares of Common Stock underlying warrants held by Mr. Baksa exercisable within 60 days of the date hereof.

CUSIP No. 45677V108	13D	Page 6 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Richard Jacinto	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 144,551 shares
	9	SOLE DISPOSITIVE POWER 144,551 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 144,551 shares[9]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	1.4%[10]
14	TYPE OF REPORTING PERSON	IN

9 Includes only shares of Common Stock directly held by Richard Jacinto Roth IRA. LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by Mr. Jacinto under Rule 13d-5 of the Exchange Act by virtue of the Voting Agreement described in Items 4 and 6 below.

10 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016.

CUSIP No. 45677V108	13D	Page 7 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Richard Bellofatto	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 150,000 shares
	9	SOLE DISPOSITIVE POWER 150,000 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 150,000 shares[11]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	1.4%[12]
14	TYPE OF REPORTING PERSON	IN

11 . Includes only shares directly held by Richard Bellofatto. LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by Mr. Bellofatto under Rule 13d-5 of the Exchange Act by virtue of the Voting Agreement described in Items 4 and 6 below.

12 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016.

CUSIP No. 45677V108	13D	Page 8 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Larry Hopfenspirger	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 115,148 shares
	9	SOLE DISPOSITIVE POWER 115,148 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 115,148 shares[13]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	1.1%[14]
14	TYPE OF REPORTING PERSON	IN

13 Includes only shares directly held by Larry Hopfenspirger. LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by Mr. Hopfenspirger under Rule 13d-5 of the Exchange Act by virtue of the Voting Agreement described in Items 4 and 6 below.

14 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016.

CUSIP No. 45677V108	13D	Page 9 of 13 Pages

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS (ENTITIES ONLY) Edward M. Giles	N/A

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e)	☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION United States

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0 shares
	8	SHARED VOTING POWER 42,280 shares
	9	SOLE DISPOSITIVE POWER 42,280 shares
	10	SHARED DISPOSITIVE POWER 0 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 42,280 shares[15]
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11	0.4%[16]
14	TYPE OF REPORTING PERSON	IN

15 LF-RB Management, LLC may be deemed to have shared voting power with respect to, and beneficial ownership of, the shares of Common Stock of the Issuer held by Mr. Giles under Rule 13d-5 of the Exchange Act by virtue of the understandings described in Items 4 and 6 below.

16 Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Issuer in the Issuer’s latest Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 16, 2016.

Page 10 of 13 Pages

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 13D (this “Amendment No. 2”) amends and supplements the Schedule 13D (the “Original Schedule 13D”) filed by the Reporting Persons with the Securities and Exchange Commission (the “SEC”) on April 29, 2016, as amended by Amendment No. 1 to Schedule 13D filed by the Reporting Persons with the SEC on May 19, 2016 (“Amendment No. 1”). Capitalized terms used but not defined in this Amendment No. 1 have the meanings given to such terms in the Original Schedule 13D. In addition, the name of one of the Reporting Persons, Larry Hopfenspirger, was incorrectly spelled in the Original Schedule 13D and Amendment No. 1 as “Larry Hofpspirger.” Among other things, this Amendment No. 2 corrects the spelling of such Reporting Person’s name to “Larry Hopfenspirger.”

This Amendment No. 2 amends Item 2, Item 4, Item 5 and Item 7 as follows:

Item 2.	Identity and Background.

Paragraph (f) set forth under such Item 2 in the Original Schedule 13D is hereby amended and restated to read as follows:

“(f) Larry Hopfenspirger (“Mr. Hopfenspirger”);”

All references in the Original Schedule 13D and in Amendment No. 1 to “Larry Hofpspirger” or “Mr. Hofpspirger” shall be deemed for all purposes to be references to “Larry Hopfenspirger” or “Mr. Hopfenspirger,” respectively.

Item 4.	Purpose of Transaction.

Item 4 is hereby amended and supplemented by adding the following:

Many of the Reporting Persons are long-term shareholders of the Issuer. Over this time, the Reporting Persons have consistently sought to work constructively with the management and the board of directors of the Issuer (the “Board”) in an effort to improve the Issuer’s strategy, cost structure, capital allocation, executive compensation, and corporate governance; all with the aim of creating long-term shareholder value.

As a long-term investor in the Issuer, we are focused on changes that we believe are essential to establish a platform for long-term shareholder value creation. We believe the current Board is entrenched and that its interests are not properly aligned with the interests of the Issuer’s shareholders. The Issuer’s directors appear complacent about current management’s weak strategic execution, ineffective financial stewardship and mediocre performance. Given the duration and magnitude of the Issuer’s underperformance under the leadership of the current Board members, we believe the best outcome for our fellow long-term shareholders would be driven by changes at the Board and management levels.

During the period from December 31, 2012 to May 30, 2016, the Issuer’s Common Stock has experienced an absolute stock price decline of 86.2%, from $10.80 per share to $1.49 per share.

We believe that the Issuer’s disappointing financial performance, as reflected by the significant decrease in the market price of the Issuer’s Common Stock, has created an urgent need for the Issuer’s shareholders to vote to effect a substantial change to the Issuer’s Board.

Based on these views, on May 31, 2016, several of the Reporting Persons, Mr. Baksa, Mr. Jacinto, Mr. Giles, Mr. Herman and Mr. Bellofatto, collectively holding approximately 6.7% of the outstanding shares of Common Stock, sent a notice (the “Notice”) to the Issuer nominating Gary L. Herman, Michael Goose, Stephen D. Baksa, Beth Bronner and Brent Rosenthal (the “LF-RB Nominees”) for election to the Board at the Issuer’s 2016 Annual Meeting of Shareholders, scheduled for June 22, 2016. A copy of the Notice is attached as Exhibit 99.4 hereto and is incorporated by reference in this Item 4 in its entirety

Also on June 1, 2016, the Reporting Persons filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies from the shareholders of the Issuer for the election of the LF-RB Nominees (the “Solicitation”). If the LF-RB Nominees are elected to the Board, it is expected that Mr. Goose will be appointed as Chief Executive Officer of the Issuer and that the LF-RB Nominees will evaluate the performance of the Chief Financial Officer and other members of senior management and, if necessary and appropriate, replace them with experienced executive candidates we have identified or will identify.

On June 3, 2016, the Reporting Persons issued a press release relating to the Solicitation, which press release is attached as Exhibit 99.5 hereto and is incorporated by reference in this Item 4 in its entirety.

Page 11 of 13 Pages

Also on June 1, 2016, the Reporting Persons filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies from the shareholders of the Issuer for the election of the LF-RB Nominees (the “Solicitation”). If the LF-RB Nominees are elected to the Board, it is expected that Mr. Goose will be appointed as Chief Executive Officer of the Issuer and that the LF-RB Nominees will evaluate the performance of the Chief Financial Officer and other members of senior management and, if necessary and appropriate, replace them with experienced executive candidates we have identified or will identify.

On June 3, 2016, the Reporting Persons issued a press release relating to the Solicitation, which press release is attached as Exhibit 99.5 hereto and is incorporated by reference in this Item 4 in its entirety.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB (“Mr. Herman”), Michael Goose, a Managing Member of LF-RB (“Mr. Goose”), Stephen D. Baksa (“Mr. Baksa”), Larry Hopfenspirger (“Mr. Hopfenspirger”), Richard Bellofatto (“Mr. Bellofatto”), Edward M. Giles (“Mr. Giles”) and Richard Jacinto II (“Mr. Jacinto”) (collectively, the “LF-RB Group”) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and an accompanying GOLD proxy card to be used by the LF-RB Group and the other participants in this solicitation, Beth Bronner and Brent Rosenthal (collectively, the “Participants”), to solicit proxies for the election of the LF-RB Group’s slate of five (5) director nominees to the Board of Directors of RiceBran Technologies, a California corporation (the “Company”), at the Company’s 2016 Annual Meeting of Shareholders scheduled to be Wednesday, June 22, 2016 (the “Solicitation”).

THE LF-RB GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. ALLIANCE ADVISORS, LLC, THE LF-RB GROUP’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST BY CALLING TOLL-FREE AT (855) 742-8269.

As of the date hereof, LF-RB may be deemed to beneficially own 952,569 shares of common stock of the Company (“Common Stock”) owned by the LF-RB Group in the aggregate by virtue of a voting agreement and other understandings in effect among certain members of the LF-RB Group. As of the date hereof, Mr. Baksa beneficially owns 496,710 shares of Common Stock, representing an aggregate of 357,863 shares owned by Mr. Baksa and 139,047 shares underlying warrants to purchase Common Stock exercisable within 60 days. This total does not include 51,233 shares owned by trusts for the benefit of Mr. Baksa’s adult children. Mr. Baksa’s wife is the sole trustee of such trusts, and Mr. Baksa disclaims beneficial ownership of such shares. As of the date hereof, Mr. Jacinto beneficially owns 144,551 shares of Common Stock, which consist only of shares directly held by Richard Jacinto Roth IRA. As of the date hereof, Mr. Bellofatto beneficially owns 150,000 shares of Common Stock. As of the date hereof, Mr. Hopfenspirger beneficially owns 115,148 shares of Common Stock. As of the date hereof, Mr. Giles beneficially owns 42,280 shares of Common Stock. As of the date hereof, Mr. Herman directly or through his affiliates, owns 3,480 shares of Common Stock. As of the date hereof, neither Ms. Bronner nor Mr. Goose directly owns any securities of the Company. Each of Mr. Herman and Mr. Goose, as managing members of LF-RB, may be deemed to have shared voting power with respect to, and beneficial ownership of, the 952,569 shares of Common Stock held by the members of the LF-RB Group. Each member of the LF-RB Group, as a member of a “group” with the other LF-RB Group members for the purposes of Rule 13d-5(b)(1) under the Exchange Act, may be deemed to beneficially own the shares of Common Stock beneficially owned in the aggregate by the other members of the LF-RB Group.  Each of Messrs. Herman, Goose, Baksa and Rosenthal and Ms. Bronner (the “Nominees”) has an interest in being elected as a director of the Company at the Annual Meeting. If the Nominees are elected to the Board, it is expected that Mr. Goose will be appointed as the Company’s Chief Executive Officer.

Page 12 of 13 Pages

Item 5.	Interest in Securities of the Issuer.

Item 5(a) is hereby amended and restated to read in its entirety as follows:

(a)	As of the date hereof, LF-RB Management, LLC may be deemed to have voting control over, and beneficial ownership of, an aggregate of 952,569 shares of Common Stock of the Issuer, representing approximately 9.0% of the outstanding shares of Common Stock of the Issuer, based on a total of 10,496,339 shares of Common Stock reported by the Issuer to be issued and outstanding as of April 29, 2016, as reported by the Issuer in its Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 29, 2016, plus 139,047 shares of Common Stock underlying warrants held by Mr. Baksa exercisable within 60 days of the date hereof.

LF-RB is the record owner of 0 shares of Common Stock. Mr. Herman, directly or through his affiliates, is the record owner of 3,480 shares of Common Stock. Mr. Goose is the record owner of 0 shares of Common Stock. Mr. Baksa is the record owner of 357,863 shares of Common Stock and warrants to purchase an additional 139,047 shares of Common Stock that may be exercised within 60 days of the date hereof. Mr. Jacinto is the record owner of 144,551 shares of Common Stock. Mr. Bellofatto is the record owner of 150,000 shares of Common Stock. Mr. Hopfenspirger is the record owner of 115,148 shares of Common Stock. Mr. Giles is the record owner of 42,408 shares of Common Stock. As described above, on April 25, 2016, certain of the Reporting Persons entered into the Voting Agreement.

Item 7.	Material to be Filed as Exhibits

Item 7 is hereby amended and supplemented by adding the following exhibits:

99.4	Nomination Notice

99.5	Press Release dated June 3, 2016.

Page 13 of 13 Pages

SIGNATURE

After reasonable inquiry and to the best of its knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

EXECUTED this 3rd day of June, 2016.

LF-RB MANAGEMENT, LLC

By:	/s/ Gary L. Herman
Gary L. Herman
Managing Member

By:	/s/ Michael Goose
Michael Goose
Managing Member

/s/ Gary L. Herman
Gary L. Herman

/s/ Michael Goose
Michael Goose

/s/ Stephen D. Baksa
Stephen D. Baksa

/s/ Richard Jacinto
Richard Jacinto

/s/ Richard Bellofatto
Richard Bellofatto

/s/ Larry Hopfenspirger
Larry Hopfenspirger

/s/ Edward M. Giles
Edward M. Giles

Exhibit 99.4

Gary L. Herman

Stephen D. Baksa

Richard Jacinto, II

Richard Bellofatto

Edward M. Giles

c/o LF-RB Management LLC

720 Fifth Avenue, 10th Floor

New York, New York 10019

May 31, 2016

BY FEDEX AND E-MAIL

RiceBran Technologies

6720 N. Scottsdale Road, Suite 390

Scottsdale, AZ

Attention: Secretary

RiceBran Technologies

c/o Chris Chediak

400 Capital Mall, 11th Floor

Sacramento, CA 95814

Re:	Notice of Nominations Pursuant to RiceBran Technologies Bylaws Article II, Section 12

Ladies and Gentlemen:

Gary L. Herman, Stephen D. Baksa, Richard Jacinto II, Richard Bellofatto and Edward M. Giles (the “Nominating Shareholders”) are the owners of, in the aggregate, of 698,174 shares of common stock, no par value (“Common Stock”), of RiceBran Technologies, a California corporation (the “Company”), representing approximately 6.7% of the Company’s outstanding shares of Common Stock.[1] Pursuant to Article II, Section 12 of the Bylaws of the Company, as amended (the “Bylaws”), the Nominating Shareholders hereby nominate, and notify the Company of the their intent to nominate at the Annual Meeting (as defined below), Gary L. Herman, Michael Goose, Stephen D. Baksa, Beth Bronner and Brent Rosenthal (the “Nominees”) for election to the Company’s Board of Directors (the “Board”) at the 2016 Annual Meeting of Shareholders of the Company, scheduled to be held on June 22, 2016, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”) (this notice, inclusive of the Annexes hereto, is referred to herein as the “Notice”). The Nominating Shareholders intend to distribute a form of proxy and other proxy materials for the election of the Nominees.

The Nominating Shareholders strongly believe that changes to the Board of Directors of the Company are in the best interests of all of the Shareholders of the Company, and that each of the Nominees has outstanding qualifications and experience to serve on the Board of Directors of the Company. The Nominating Shareholders believe that the Shareholders of the Company should have an alternative to the incumbent Board in the upcoming election.

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[1] Based on a total of 10,496,339 shares of Common Stock issued and outstanding as of May 13, 2016, as reported by the Company in the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (“SEC”) on May 16, 2016. As of the date hereof: (i) Mr. Herman holds, directly or through affiliates, 3,480 shares of Common Stock, (ii) Mr. Baksa holds 357,863 shares of Common Stock (excluding 139,047 shares underlying warrants owned by Mr. Baksa exercisable within 60 days of the date hereof), (iii) Mr. Jacinto holds, directly or through affiliates, 144,551 shares of Common Stock, (iv) Mr. Bellofatto holds 150,000 shares of Common Stock and (v) Mr. Giles holds 42,280 shares of Common Stock.

The Nominating Shareholders have an interest in the election of directors at the Annual Meeting directly or indirectly through the ownership of their shares of Common Stock and the Nominees have an interest in such election by reason of their candidacy for office. Except as set forth above, neither the Nominating Shareholders nor the Nominees have a substantial interest in any matters to be acted upon at the Annual Meeting. The Nominating Shareholders and Nominees may participate in soliciting proxies from the Shareholders of the Company. Except as described in this Notice, there is no agreement, arrangement or understanding between the Nominating Shareholders and each Nominee and any other person or persons pursuant to which the nominations are being made or who may participate in the solicitation of proxies for the election in favor of electing the Nominees.

The Nominating Shareholders intends to appear in person or by proxy at the Annual Meeting to nominate or confirm the nomination of the Nominees for election as directors of the Company in accordance with the above.

Pursuant to clause (a) of Article II, Section 12 of the Bylaws, Annex A-1 sets forth general information with respect to the Nominees, Annex A-2 sets forth specific information as necessary with respect to each Nominee and Annex A-3 sets forth each Nominee’s written consent to being named as a nominee and to serving as a director of the Company if elected. Pursuant to clause (b) of such Section 12, Annex B sets forth information with respect to each Nominating Shareholder. Annex C sets forth information with respect to purchases and sales of Common Stock during the past two years. Except as set forth in Annex C, no Nominee or Nominating Shareholder has conducted any purchases and sales of Common Stock during the past two years. Information that may be required by such Section 12 and set forth in the text of this letter shall also be deemed provided in accordance with such Section 12. Information that may be required by such Section 12 and set forth in any Annex or other part of this Notice shall be deemed to have been provided in response to all requirements of such Section 12 to which such information is responsive or relevant.

The information included herein represents the Nominating Shareholders’ knowledge as of the date hereof. In the event any statement or other information in this Notice is not correct, or to the extent any applicable information has been omitted from this Notice, the Nominating Shareholders and the Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.

The execution and delivery of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the Board are legal, valid or binding. The execution and delivery of this Notice shall not constitute a waiver of the rights of the Nominating Shareholders or their affiliates to contest the validity of (i) the nominating procedures or any provision of the Bylaws or (ii) any determinations made by the officers or agents of the Company or by the Board with respect to the matters contemplated by these nominating materials or the Annual Meeting.

 If the Company contends this Notice is incomplete or is otherwise deficient in any respect, the Nominating Shareholders request written notice by the Company as soon as practicable, but in any event no later June 3, 2016, of any such alleged defects in this Notice setting forth the facts that the Company contends support its position and specifying any additional information the Company believes to be required, and reserves the right, following receipt of such notice, to either challenge, or attempt as soon as practicable, to cure, such alleged defect. Such written notice shall be sent to Mr. Gary L. Herman, c/o LF-RB Management LLC, 720 Fifth Avenue, 10th Floor, New York, NY 10019, with a copy to our counsel, Andrew Hulsh of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue—37th Floor, New York, New York 10018. In the absence of notice on or before June 3, 2016, the Nominating Shareholders will assume that the Company is in agreement that this Notice complies in all material respects with the requirements of the Bylaws and applicable law, as we certainly believe to be the case.

If this Notice is deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees for election at the Annual Meeting, or if any individual Nominee shall be unwilling or unable to serve for any reason, then in addition to any other rights or remedies the Nominating Shareholders may have, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by the Nominating Shareholders.

According to the Company’s public filings with the Securities and Exchange commission, the Board is currently composed of seven (7) directors. Seven (7) directors are up for election at the Annual Meeting to serve a one (1) year term expiring at the 2017 annual meeting of shareholders and until their respective successors have been selected and qualified. The Nominating Shareholders reserve the right to withdraw or make modifications or substitutions to the nominations set forth herein at any time or from time to time. Without limiting the generality of the foregoing, the Nominating Shareholders reserve the right (i) to nominate substitute persons for election at the Annual Meeting if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees and (ii) to nominate one or more additional persons for election at the Annual Meeting, as applicable, if the Company increases the authorized number of directors of the Company above the current authorized number. Any additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Nominating Shareholders that any attempt to increase the size of the current Board or to classify the Board would constitute an improper manipulation of the Company’s corporate machinery.

Should you have any questions regarding the information contained in this Notice, please contact our counsel, Andrew Hulsh of Pepper Hamilton LLP, The New York Times Building, 620 Eighth Avenue—37th Floor, New York, New York 10018 (telephone number: (212) 808-2741)

[signatures appear on following pages]

Very truly yours,

/s/ Gary L. Herman

_____________________________________________

Gary L. Herman

/s/ Stephen D. Baksa’

____________________________________________

Stephen D. Baksa

/s/  Richard Jacinto II

______________________________________________

 Richard Jacinto II

/s/ Richard Bellofatto

_______________________________________________

Richard Bellofatto

/s/ Edward M. Giles

_________________________________________

Edward M. Giles

Exhibit 99.5

LF-RB Management, LLC and Certain Shareholders File Preliminary Proxy Materials for the Election of Five Highly-Qualified Directors at the 2016 Annual Meeting of RiceBran Technologies

• LF-RB Management, LLC and certain shareholders file preliminary proxy materials for election of five highly qualified individuals to the RiceBran Board

• The shareholders of RiceBran are entitled to long and overdue changes to the Board

• LF-RB Management has sought to work with the Board to improve strategy, cost structure, capital allocation, executive compensation and corporate governance

June 03, 2016 02:25 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--LF-RB Management, LLC (“LF-RB”) and certain shareholders (collectively, the “LF-RB Group”), which beneficially own an aggregate of 952,569 shares of the common stock of RiceBran Technologies (“RIBT” or the “Company”) (Nasdaq: RIBT), filed preliminary proxy materials with the Securities and Exchange Commission on June 1, 2016, available at www.sec.gov, seeking the election of five highly-qualified directors at the June 22, 2016 Annual Meeting of Shareholders of RIBT.

Many members of the LF-RB Group are long-term shareholders of the Company. Over this time, we have consistently sought to work constructively with the management and the Board in an effort to improve the Company’s strategy, cost structure, capital allocation, executive compensation, and corporate governance; all with the aim of creating long-term shareholder value.

“We have made repeated attempts to work cooperatively and constructively with the Company to achieve our objective of creating a Board that would truly represent the best interests of all shareholders. Unfortunately, throughout our discussions with the current RiceBran Board, the Board has failed to seriously address our concerns, and it has become clear that the Board will only take action in reaction to significant shareholder pressure. As a last resort, we are seeking your support to elect five highly qualified and experienced executives and investor/owners to the Board of Directors of the Company at the June 22, 2016 Annual Meeting of Shareholders,” said Gary L. Herman, LF-RB’s Managing Member.

As a long-term investor in RiceBran, we are focused on changes that we believe are essential to establish a platform for long-term shareholder value creation. We believe the current Board is entrenched and that its interests are not properly aligned with the interests of the Company’s shareholders. RiceBran’s directors appear complacent about current management’s weak strategic execution, ineffective financial stewardship and mediocre performance. Given the duration and magnitude of RiceBran’s underperformance under the leadership of the current Board members, we believe the best outcome for our fellow long-term shareholders would be driven by changes at the Board and management levels. Highlights of this destruction of shareholder value, as well as the Company’s stagnant financial performance, are set forth below:

  During the period from December 31, 2012 to May 30, 2016, RiceBran’s Common Stock has experienced an absolute stock price decline of 86.2%, from $10.80 per share to $1.49 per share.
  During the tenure of most members of the current Board, from 2012 to 2015, the Company accumulated $55.8 million in net losses attributable to RiceBran shareholders. Despite these losses, the total compensation of the Company’s Named Executive Officers compensation was more than $7 million during that period.
  The current Board has approved several rounds of financing of more than $30 million in the aggregate, which not only diluted equity ownership but, more importantly, the allocation of that capital has yet to translate into improved shareholder value.

We believe that the Company’s disappointing financial performance, as reflected by the significant decrease in the market price of the Company’s common shares, has created an urgent need for the Company’s shareholders to vote to effect a substantial change to the Company’s Board of Directors.

We also believe RiceBran has a path to revitalize its valuation, revenue and income based on the following reasonable business, operating and financial strategies, among others:

  Appoint a new CEO with relevant experience to turn around the Company’s business, and evaluate the performance of the CFO and other members of senior management and, if necessary and appropriate, replace them with experienced executive candidates we have identified or will identify.
  Conduct a thorough assessment of the Brazilian and low margin animal feed businesses
  Right-size SG&A expenses to fit more in line with the Company’s revenue.
  Implement a growth plan that is focused on effectively utilizing the Company’s resources to penetrate the food, beverage and nutraceuticals markets and drive product adoption and sales.

Due to this Board’s governance failures and the Company’s lack of value creation, the LF-RB Group strongly believes that substantial change and fresh experience on the RIBT Board is critical to our goal of increasing value for all shareholders.

We are disappointed that the RIBT Board has failed to meaningfully engage with us on what we believe is a long overdue change to the Board and the senior management team. While the LF-RB Group continues to be open to dialog with the Company to find a resolution that is in the best interests of shareholders, we filed preliminary proxy materials with the Securities and Exchange Commission yesterday. The LF-RB Group is seeking the election of five highly qualified individuals to the RIBT Board, which is comprised of seven directors in total, at the 2016 Annual Meeting of Shareholders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB (“Mr. Herman”), Michael Goose, a Managing Member of LF-RB (“Mr. Goose”), Stephen D. Baksa (“Mr. Baksa”), Larry Hopfenspirger (“Mr. Hopfenspirger”), Richard Bellofatto (“Mr. Bellofatto”), Edward M. Giles (“Mr. Giles”) and Richard Jacinto II (“Mr. Jacinto”) (collectively, the “LF-RB Group”) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and an accompanying GOLD proxy card to be used by the LF-RB Group and the other participants in this solicitation, Beth Bronner and Brent Rosenthal (collectively, the “Participants”), to solicit proxies for the election of the LF-RB Group’s slate of five (5) director nominees to the Board of Directors of RiceBran Technologies, a California corporation (the “Company”), at the Company’s 2016 Annual Meeting of Shareholders scheduled to be Wednesday, June 22, 2016 (the “Solicitation”).

THE LF-RB GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. ALLIANCE ADVISORS, LLC, THE LF-RB GROUP’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST BY CALLING TOLL-FREE AT (855) 742-8269.

As of the date hereof, LF-RB may be deemed to beneficially own 952,569 shares of common stock of the Company (“Common Stock”) owned by the LF-RB Group in the aggregate by virtue of a voting agreement and other understandings in effect among certain members of the LF-RB Group. As of the date hereof, Mr. Baksa beneficially owns 496,710 shares of Common Stock, representing an aggregate of 357,863 shares owned by Mr. Baksa and 139,047 shares underlying warrants to purchase Common Stock exercisable within 60 days. This total does not include 51,233 shares owned by trusts for the benefit of Mr. Baksa’s adult children. Mr. Baksa’s wife is the sole trustee of such trusts, and Mr. Baksa disclaims beneficial ownership of such shares. As of the date hereof, Mr. Jacinto beneficially owns 144,551 shares of Common Stock, which consist only of shares directly held by Richard Jacinto Roth IRA. As of the date hereof, Mr. Bellofatto beneficially owns 150,000 shares of Common Stock. As of the date hereof, Mr. Hopfenspirger beneficially owns 115,148 shares of Common Stock. As of the date hereof, Mr. Giles beneficially owns 42,280 shares of Common Stock. As of the date hereof, Mr. Herman directly or through his affiliates, owns 3,480 shares of Common Stock. As of the date hereof, neither Ms. Bronner nor Mr. Goose directly owns any securities of the Company. Each of Mr. Herman and Mr. Goose, as managing members of LF-RB, may be deemed to have shared voting power with respect to, and beneficial ownership of, the 952,569 shares of Common Stock held by the members of the LF-RB Group. Each member of the LF-RB Group, as a member of a “group” with the other LF-RB Group members for the purposes of Rule 13d-5(b)(1) under the Exchange Act, may be deemed to beneficially own the shares of Common Stock beneficially owned in the aggregate by the other members of the LF-RB Group. Each of Messrs. Herman, Goose, Baksa and Rosenthal and Ms. Bronner (the “Nominees”) has an interest in being elected as a director of the Company at the Annual Meeting. If the Nominees are elected to the Board, it is expected that Mr. Goose will be appointed as the Company’s Chief Executive Officer.

About LF-RB Management, LLC

LF-RB Management, LLC was established by a group of professionals with significant experience in activist investing, undervalued companies and strategies to create shareholder value.

Contacts

Investor:
LF-RB Management, LLC
Gary Herman, Managing Member
212-247-0581
or
Alliance Advisors LLC
Peter Casey
973-873-7710